UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 13, 2011
Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	614-289-5360
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On April 13, 2011, Commercial Vehicle Group, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) among the Company, the guarantors named therein and Credit Suisse Securities (USA) LLC (the “Initial Purchaser”). Pursuant to the Purchase Agreement, the Company has agreed to sell to the Initial Purchaser, and the Initial Purchaser has agreed to purchase from the Company, $250,000,000 in aggregate principal amount of 7.875% Senior Secured Notes due 2019 (the “Notes”). The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the guarantors, on the one hand, and the Initial Purchaser, on the other hand, have agreed to indemnify each other against certain liabilities. The sale of the Notes is expected to close on April 26, 2011, subject to certain closing conditions, including the amendment and restatement of the Company’s existing revolving credit facility and the receipt by the Company of the required consents with respect to its tender offers and consent solicitations for any and all of its outstanding 8% Senior Notes due 2013 and 11%/13% Third Lien Senior Secured Notes due 2013.

Item 8.01	Other Events.
     In connection with the execution of the Purchase Agreement, on April 13, 2011, the Company issued a press release announcing that it had priced $250,000,000 in aggregate principal amount of the Notes in connection with its previously announced private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The offering represents an increase from the previously announced offering size of $225,000,000. A copy of the press release announcing the pricing of the Notes offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release announcing the pricing of the Notes offering, dated April 13, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
April 14, 2011	By:	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release announcing the pricing of the Notes offering, dated April 13, 2011.